Exhibit 10.5

LATTICE SEMICONDUCTOR CORPORATION

OUTSIDE DIRECTOR OPTION AGREEMENT

Lattice Semiconductor Corporation, (the “Company”), has granted to %%FIRST_NAME%-% %%LAST_NAME%-% (the “Optionee”), an option to purchase a total of ninety thousand (90,000) shares of the Company's Common Stock (the “Optioned Stock”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 2011 Non-Employee Director Equity Incentive Plan (the “Plan”) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1.    Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

2.    Exercise Price. The exercise price is %%OPTION_PRICE,’$999,999,999.9999’%-% for each share of Common Stock.

3.    Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Sections 4 and 8 of the Plan as follows:

(i)    Right to Exercise.

(a)    This Option shall become exercisable in installments cumulatively with respect to one-third (1/3) of the Optioned Stock twelve (12) months after the date of grant, and as to an additional one-third (1/3) of the Optioned Stock each twelve (12) months thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable three years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to the date the stockholders of the Company approve the Plan and provided, further, that Optionee remains a director on such dates.

(b)    This Option may not be exercised for a fraction of a share.

(c)    In the event of Optionee's death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

(ii)    Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

4.    Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i)    cash;

(ii)    check;

(iii)    surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

(iv)    delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

5.    Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.    Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

8.    Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. The Optionee should consult with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares.

DATE OF GRANT: %%OPTION_DATE,’Month DD, YYYY’%-%

LATTICE SEMICONDUCTOR CORPORATION

A Delaware corporation

By: ________________________________

Byron W. Milstead

Corporate Vice President and General Counsel

By your acceptance of this Stock Option Grant, you acknowledge and agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and the Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions relating to the Plan and Option Agreement.